Exhibit 10.10

Sales Agency Agreement

Contracting Parties

Supplier (hereinafter “party A”): Dalian Wande Electronics Co., Ltd.

Agent (hereinafter called “party B”): Beijing DeHaier Medical Technology Co., Ltd.

I	General

1.	Beijing DeHaier to act as JMS’s product distributor for one year authorized by Party A which is the General Agent in China of JMS. The authorized products are: JMS Syringe pump & Infusion pump.

2.	According to different limits of authority, distributors can be divided as general distributors and exclusive distributors.

a.	General distributor: Party A authorizes Party B to distribute certain type or certain range of products from Party A in certain area, while this does not rule out the possibility that Party A authorize other distributors to distribute that type or range of products in that area.

b.	Exclusive distributor: Party A authorizes Party B to exclusively distribute certain type or certain range of products from Party A in certain area, while Party A will not authorize other distributor to distribute that type or range of products in that area, however, Party B has to order in time and accomplish certain amount of sales volume within certain period of time.

3.	Both Party A and Party B will not bear any legal liabilities caused by commercial activities, legal activities and operating loss of each other.

4.	Party B has the right and obligation to evaluate operations of Party A (including distribution, market and commercial activities) and give suggestions. Party A should reply in time and modify its defects and limitations.

5.	Party B should acquire necessary legal documents for distributing the products and provide a copy of corporate business license, tax registration certificate and registration certificate for medical devices with official seal. Party B should ensure the authenticity of the documents and go through yearly check in time. If there is any problem with the qualification of Party B, Party B should bear the loss or effect on Party A. If there is any change of above items, Party B should provided Party A in written form in time and provide new certificate.

6.	Both Party A and Party B should follow the rules in this agreement and supervise each other with the aim of better fulfilling of the agreement.

II	Validity of Party B’s dealership

Validity of this agreement is from November 1st, 2009 to November 1, 2010.

III	Distributing Area:

Mainland of China.

IV	Type of dealership

Party A authorizes Party B as its product distributor, thus Party B should explain to its customers while selling products from Party A, otherwise Party B should bear the legal liabilities. Party A will take the “order confirmation sheet” as the basis of delivery. If there is any difference between this agreement and the “order confirmation sheet”, please subject to the “order confirmation sheet”.

V	Business indicators and settlement price of Party B

1.	Business indicator means the committed ordered quantity or sales volume of Party B in certain period of time.

2.	The committed ordered quantity of Party B within the validity of its dealership in above mentioned area is 100 sets.

3.	Only after Party A receives 100% payment from Party B, the ordered quantity or sales volume will be taken as Party B’s sales performance.

VI	Price System

Party B should strictly follow the price rules listed below, otherwise Party B should be considered defaulting and bear related responsibility. For the first time, Party A will inform Party B in written form, while for the second time, Party A will charge Party B RMB5,000 for defaulting. Party B’s qualification of dealership will be deprived in the third time.

1.	If the price of the product changed within the validity of Party B’s dealership, Party A should inform Party B 10 days in advance in written form.

2.	Party B should not break the price system of Party A. If Party B needs to lower the price, it should apply to Party A in written form.

3.	Party A has the righting of pricing. Both Party A and Party B should take pricing information as commercial secretes.

4.	Prices of the products distributes by Party B including: settlement price, minimum distribution price, minimum retailing price, guide price and public quoted price.

VII	Term of Payment

Party A can accept the payment by T/T, check or cash before Party A delivery.

VIII	Installation, Check and Maintenance of Products

1.	Within 3 days after Party B received products mentioned in this agreement, engineers with Party A will be responsible for production installation and on-site guidance.

2.	Warranty period of the products is one year, while life-long maintenance will be chargeable.

3.	After sale service will be responsible by Party A.

IX	Obligations and Responsibilities of Party A and Party B

A. Obligations and Responsibilities of Party A

1.	Provide products brochure;

2.	Provide support to Party B during the ordinary sales, including human resource, information, etc.;

3.	Keep Party B with the latest products information and sales policies;

4.	Products training and market support;

B. Obligations and Responsibilities of Party B

1.	During the term of this agreement, Party B can not sell competitive products;

2.	Do not disclose the content of this agreement;

3.	Report to Party A about the market dynamic of competitors;

4.	Can not sell products across district without written permission of Party A;

5.	Provide full customers information;

6.	Can not do any hostile completive sales activities;

7.	Report to Party A the biding information in Party B’s district.

8.	If the customer need to investigate the situation of the products, Party B should notice Party A in advance for arrangement.

X	Market Support and Products Training

A. Market Support

1.	This support is for the exhibitions, promotion events and academic meetings in the sales area belongs to Party B.

2.	Party B will pay their own fees if Party B decide to join the above said events. Party A can decide whether provide product models for Party B according to the market requirement and Party B should pay the logistic fee.

3.	If Party B need Party A to provide technical support, all the related fees belong to Party A.

B. Products Training

1.	The training is Party A’s responsibility.

2.	The products training will be divided into 4 parts and will be finished in 4 months.

3.	Before the due date, if Party B requires more training content and times, they must provide written applications.

C. Duties and Responsibilities of the Party A

1.	Marketing Dept: response to the products exhibitions and trainings;

2.	District Managers: Manage and coordinate the distributors in the same district, responsible for the training of sales skill;

3.	Offices: Coordinate the ordinary sales of Party B and supervise the sales volume promised by Party B. Provide materials and technical support to the sales of Party B and provide the initial products training.

4.	Party B can provide advice to Party A and ask for assistance.

XI	Others

1.	There are attachments to this agreement for the above items.

2.	These attachments is a part of this agreement and have the same legal validation.

3.	Each of party A and party B holds one copy of this agreement which will be validated after been signed and stamped.

Party A’s signature: /s/ Dalian Wande Electronics Co., Ltd.

Party B’s signature: /s/ Beijing DeHaier Medical Technology Co., Ltd.

Date: November 1, 2009